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                                                                    EXHIBIT 10.6

                         INTERACTIVE SERVICES AGREEMENT


                                                 Date:  as of September 27, 1999



     CTN                                         CONTRACTOR
     ---                                         ----------
     College Television Network                  THINK new ideas, Atlanta
     5784 Lake Forest Dr NW                      1450 West Peachtree Street
     Suite 275                                   Atlanta, Georgia 30309
     Atlanta, Georgia 30328                      Contact: Tillman Douglas
     Contact:  Daniel Davenport                  Ph:  404/817-7757
     Ph:     404/256-4444                        Fax:  404/817-7738
     Fax:     404/257-9517
                                                 (Tax ID # 95-4578104)


         This Interactive Services Agreement (this "Agreement") is made as of the date specified above between College Television Network ("CTN") and THINK new ideas, Atlanta ("Contractor"), in connection with Contractor's performance for CTN, its member companies and affiliates of services more specifically described below and subject to the following terms and conditions:

1.       Services

         a. Project Order Forms. Contractor agrees to provide to CTN, as an independent contractor, certain design and project management services relating to the CTN Website on the World Wide Web (the "Sites") and other services as may be agreed upon by the parties from time to time (the "Services"). The Services shall be performed as individual projects (a "Project") as agreed upon by Contractor and CTN or a CTN member Company. Services to be provided by Contractor in connection with each Project, the compensation therefor, the Project schedule, and any terms or conditions relating to the Project additional to or inconsistent with terms contained in this Agreement shall be set forth separately in a Project Order Form (a "POF") in substantially the form as set forth in Exhibit A attached hereto, which is incorporated herein by reference. Unless otherwise noted in the applicable POF, all Services shall be rendered according to the terms and conditions set forth in this Agreement. A POF shall not be effective unless signed by authorized representatives of Contractor and of CTN or a CTN member Company engaging Contractor's Services for that Project. Except as set forth in this Agreement and a fully executed POF, no agreement, representation, warranty or other communication by either party, whether oral or written, shall be binding or effective.

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         b. Editorial and Creative Control. CTN shall retain editorial and creative control over the design and all content of the Sites and all materials and/or information delivered by Contractor for display on the Sites or for any other purpose. Contractor agrees to perform, and to cause its employees and agents to perform all Services in consultation and coordination with CTN, to CTN's satisfaction, in accordance with the schedule set forth in the applicable POF for each Project. All content, design, coding and other elements of each Project shall be subject to CTN's prior approval, and CTN reserves the right to approve or reject, in CTN's sole discretion, any such element at any stage of a Project, in accordance with the terms set forth herein. Without limiting the foregoing, CTN reserves the right to alter or modify the scope of the services required by a POF by issuing a written change order; Such change order shall only be effective upon the agreement of the parties in a written amendment to the applicable POF.

         c. Equipment, Supplies, Third Party Technology and Content. Contractor shall be responsible for securing, at Contractor's sole expense, unless otherwise expressly provided in the applicable POF: (i) any and all equipment and supplies necessary to provide the Services; (ii) any and all rights, licenses or other permissions necessary to allow Contractor and/or CTN to use and/or incorporate in a Site or other deliverable, any software or other technology owned or otherwise controlled by any third party ("Third Party Technology"); and (iii) any and all rights, licenses or other permissions necessary to allow Contractor and/or CTN to use and/or incorporate in a Site or other deliverable any and all graphics, photographs, animation, text or other content owned or otherwise controlled by any third party ("Third Party Content"). To the extent that Contractor determines that it is advisable and/or necessary to use Third Party Technology or Third Party Content in or in connection with a Site or other deliverable, Contractor shall clearly identify in the applicable POF any licensed elements of such technology and/or content, the licensor thereof, and any restrictions or limitations associated with the license and/or on any further use or exploitation of any of the Sites and/or the deliverable by CTN.

         d. Ownership; Results and Proceeds. Contractor shall retain ownership of all rights, including any patent, copyright, trademark, trade secret or any other intellectual property right associated with the computer programming/formatting code or operating instructions previously developed by Contractor and used in the course of Contractor's performance of Services hereunder, incorporated into the Sites, or used to operate the Sites or a Web Server in connection with the Sites (such as, for example, HTML, Perl, C, C++, Java, Java Script, UNIX Shell, Visual Basic Script, and VRML code)("Contractor Technology"). Notwithstanding the foregoing, Contractor agrees that the deliverables required hereunder, including without limitation, digitized versions of any and all materials provided to Contractor by CTN for incorporation into the Sites, software, technology protocols, and any other copyrightable materials designed, developed and/or created heretofore or hereafter by Contractor for use in or in connection with a Project (collectively, "Contractor Works"), shall be deemed written, specially ordered and commissioned at the request of CTN and shall be considered "works made for hire" under the United States Copyright Act of 1976, as amended (the "Act"). Contractor further agrees that all such Contractor Works, all elements contained therein (other than Contractor Technology), and any and all documentation and related materials associated therewith, including without limitation, all derivative products, are owned by CTN and all right,

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         title and interest therein and thereto (including without limitation the trademark, copyright, and other intellectual property interests) throughout the universe in perpetuity belong solely and exclusively to CTN, unless specified differently in the corresponding POF. Accordingly, but without limiting the generality of the foregoing, CTN may, in its sole discretion, modify, edit, add to, delete from, distribute, license, duplicate, use, and otherwise exploit the Contractor Works in any manner and by any means, media, method, device, process or medium now known or hereafter developed. Contractor further agrees that to the extent that any such Contractor Works, or any portion thereof, is not determined to be a "work made for hire," Contractor, in consideration of one dollar and other good and valuable consideration paid by CTN hereby, exclusively and irrevocably assigns to CTN, throughout the universe in perpetuity, all rights (including but not limited to all intellectual property rights, trademarks, copyrights, patents and renewals and extensions thereof) in and to any and all such Contractor Works. Without limiting the generality of the foregoing, Contractor will, upon request by CTN, promptly execute, acknowledge and deliver any documentation deemed reasonably necessary by CTN to document, enforce, protect and otherwise perfect CTN's rights in the Contractor Works. Notwithstanding Contractor's ownership of all rights, title and interest in and to the Contractor Technology, Contractor agrees that under no circumstances will it use the Contractor Technology to create any separate products, services or other works which infringe or violate in any respect the ownership interest of CTN in the Contractor Works. Contractor hereby irrevocably assigns all right, title and interest it may have in the Contractor Works (but specifically excluding the underlying and/or referenced Contractor Technology) to CTN. Contractor hereby grants CTN in perpetuity a nonexclusive, non-transferable license throughout the universe to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the Contractor Technology in object code form, in whole or in part, including, without limitation, the right to add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Contractor Technology and any part or element thereof.

         e. Moral Rights. Without limiting the generality of the foregoing, Contractor specifically waives, forfeits, relinquishes and abandons all claims of "moral rights," "droit moral," attribution and/or integrity as to any and all Contractor Works and conveys the same to CTN without reservation or limitation. For purposes of this Agreement, "moral rights" means any rights of paternity or integrity, any right to claim authorship of the Contractor Works, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Contractor Work, whether or not such would be prejudicial to Contractor's honor or reputation, and any similar rights existing under judicial or statutory law or any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a "moral" right.

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2.       Compensation. In full and final consideration for performance of all
         Services and all rights granted hereunder, CTN agrees to pay Contractor for each Project the fee specified in the applicable POF according to the terms of the POF. Contractor shall provide all equipment and supplies necessary for performance of the Services and shall be solely responsible for any and all costs and expenses incurred by Contractor in the performance of the Services, and shall not be entitled to reimbursement therefor from CTN unless and to the extent the cost and/or expense is approved in writing in advance by CTN, or in the applicable POF.

3. Delivery and Acceptance. All Contractor Works to be created and/or delivered by Contractor hereunder shall be subject to CTN's absolute approval. For each Project, Contractor will develop and submit all deliverables to CTN for approval in the manner and on the dates indicated in the POF for that Project. Delivery of any Site or component thereof in final form must be received by CTN at least five
         (5) business days before the launch date of that Site or component as specified in the applicable POF. Upon receipt of any deliverable, CTN shall examine the deliverable and determine whether, in CTN's sole discretion, it is acceptable. CTN shall notify Contractor of CTN's acceptance or rejection of the deliverable and, in the case of rejection, will provide Contractor with a reasonably detailed list of deficiencies therein. Contractor shall correct any such deficiencies and will resubmit the deliverable, as corrected, within three (3) business days of its receipt of notice of the deficiency, or within such other time as may be specified in the applicable POF.

4. Relationship. Contractor's relationship to CTN shall be that of an independent contractor. Nothing herein shall create any association, partnership, or joint venture relationship between Contractor and CTN.

5. No Obligation to Proceed. Notwithstanding any other provisions in this Agreement, CTN shall have no obligation to utilize Contractor's Services or to include any Contractor Works in any of the Sites, or to produce, release, distribute or otherwise exploit any of the Sites, or to exercise any or all of CTN's rights under this Agreement, or to continue any of the foregoing if commenced. Accordingly, but without limiting the generality of the foregoing or any other rights available to CTN, CTN may terminate this Agreement or any Project hereunder at any time for any reason by notifying Contractor, and CTN's obligations hereunder shall be fully performed by payment for work actually performed as of the date of such termination. Upon any such termination, Contractor shall immediately deliver to CTN all works in progress, and all materials created by Contractor, provided to Contractor by CTN or otherwise utilized by Contractor in connection therewith. Contractor may terminate this Agreement for material breach of this Agreement by CTN by providing written notice of CTN's alleged material breach to CTN. Upon receipt of such written notice, CTN shall have 10 business days to cure any alleged breach that involves non-payment of any sums due under this Agreement; or 30 business days for any other type of alleged material breach of the terms of this Agreement (provided such alleged breach can be cured within 30 business days, otherwise provided CTN begins a cure of the alleged default and diligently pursues such cure to completion). Upon termination, Contractor shall immediately deliver to CTN all works in progress, all materials created by Contractor for CTN, all materials provided by CTN and derivates of the foregoing.

                                      A-4
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         Contractor will be paid for services up to the point of termination and be reimbursed any additional costs incurred due to termination of work.

6. Warranty. Contractor represents and warrants that (i) the Contractor Works shall be original with Contractor except as to matters within the public domain which are clearly identified by Contractor as such; (ii) the Contract Works shall conform to any and all plans, writings, documents (in whatever form) and specifications contained in the Request for Proposal, Response to Request for Proposal, Project Plan and Cost Estimate and Project Order Form; (iii) Contractor has taken all steps necessary and appropriate to authorize the execution and performance hereof; (iv) neither the Contractor Works nor their use shall infringe upon or violate the intellectual property rights, including without limitation any patent, copyright, trademark, trade secret or other proprietary right of, or violate any common law or other right of, any person, firm or entity, and contractor has secured all third party rights, licenses or other permissions necessary to allow Contractor and CTN to use and/or incorporate such third party's technology, graphics, consent or other materials in the Sites; (v) Contractor has not previously granted and will not grant any rights in the Contractor Works to any third party which are inconsistent with the rights granted and/or assigned to CTN herein; (vi) Contractor has full power to enter into this Agreement, to carry out its obligations hereunder and to grant/assign the rights herein granted/assigned to CTN and the person executing this Agreement on behalf of Contractor is authorized to do so on behalf of Contractor; (vii) the Services provided hereunder shall be performed in a good and workmanlike manner, free of errors or defects in design, material and workmanship; and
         (viii) upon completion of the development of any and all Contractor Works hereunder, CTN shall have unencumbered title to such Contractor Works free and clear of all defects, liens and imperfections; and (ix) Contractor will not take any action or fail to take any action which would interfere with the release of any and all Contractor Works; (x) the Contractor Works shall be "Year 2000 Compliant" as follows: the coding, software, hardware, firmware, middleware, embedded chips and other technology components of the Contractor Works will, without interruption or manual intervention, (1) perform all functions required by this Agreement through 1999 and following December 31, 1999 with no diminution or change in performance, functionality, accuracy or otherwise; (2) provide correct results in forward and backward data calculation spanning century boundaries, and otherwise correctly process, provide and/or receive date data within and between the twentieth and twenty-first centuries; (3) accept date data from other systems and sources (whether in two digit or four digit format) and properly recognize, calculate, sort, store, output, sequence and otherwise process such data in a manner that eliminates any century ambiguity; (4) recognize February 29, 2000 and correctly process date data for the year 2000 and all subsequent leap years; (xi) as soon as practicable after execution of this Agreement Contractor will obtain appropriate and enforceable agreements with its employees and independent contractors in order to effectuate the provisions contained in Section 12; and (xii) Contractor shall not, during the term of this Agreement and continuing for a period of twelve months after the termination of services by Contractor, employ directly or indirectly any CTN employee or employee of CTN's member Companies who has worked directly with an employee or agent of Contractor in connection with this Agreement.. The foregoing shall not apply to elements or materials provided to Contractor by or on behalf of CTN for use in creating the Contractor Works.

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7.      Indemnification. Contractor shall indemnify, defend (at CTN's election)
        and hold CTN, its member and affiliated companies, its and their licensees, successors and assigns, and each of its and their officers, directors, agents and employees harmless from all liabilities or losses, including, without limitation, reasonable attorneys' fees, arising out of any claims, lawsuits or judgments, whether threatened or actual, fixed or contingent, known or unknown, arising out of the breach by Contractor of any representation, warranty or covenant of Contractor under this Agreement. Contractor shall promptly inform CTN in writing of any such claim, demand or suit and Contractor shall fully cooperate in the defense thereof.

8. Limited Liability. In no event will either party be liable to the other or to any third party for loss of profits, lost business opportunity, loss of data, interruption of business, or for any special, indirect consequential, exemplary or incidental damages, arising out of or related to this Agreement, however caused, and whether arising under contract, tort (including negligence) or any other theory of liability The limits set forth in this section will apply even if a party or third party has been advised of the possibility of such damages. The limitations of the foregoing shall not apply to the following:

         (a) liabilities arising from gross negligence or intentional misconduct of a party;
         (b) a breach of Contractor's obligations under Sections 6 (other than paragraph (x) of Section 6) and Section 7 of this Agreement;
         (c) a breach by either party of its obligations under Section 12.

9. Insurance Requirements. During the term of this Agreement and continuing thereafter, Contractor shall obtain and maintain in force at its sole expense all necessary and adequate insurance with respect to the Services, including, general liability insurance having a minimum policy limit of One Million Dollars ($1,000,000), an errors and omissions policy having a minimum policy limit of liability of Three Million Dollars ($3,000,000) and worker's compensation insurance coverage in amounts required by law. Contractor shall pay any deductibles due under such policies. Contractor shall cause CTN to be added as an additional insured under the general liability and errors and omissions policies and to furnish certificates evidencing such policies within thirty (30) days of execution of this Agreement.


10. Assignments. Contractor acknowledges that the Services to be performed hereunder are of a unique and personal nature and may not be assigned or subcontracted to any other party without the prior written approval of CTN, which may be withheld, for any reason. CTN may assign its rights and obligations under this Agreement in whole or in part.

11. Taxes. Except as otherwise expressly provided in this Agreement, Contractor agrees to pay the full amount of any and all taxes, levies or charges (including without limitation, any penalties or interest thereon) howsoever denominated, imposed or levied against Contractor or CTN by any law, rule or regulation now in effect or hereafter enacted including without limitation, sales, use, property and excise or other similar taxes, licenses, import permits or fees, and customs duties relating to or imposed upon the Services provided hereunder, the use or possession of same by CTN, or the amounts payable to Contractor under this

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         Agreement, it being the intent hereof that the amounts payable to
         Contractor under this Agreement, except as otherwise expressly provided herein, shall be inclusive of any and all taxes, levies, or charges of whatsoever kind or nature howsoever denominated.

12. Confidentiality. Contractor acknowledges that it will have access to certain Trade Secrets and other Confidential Information of CTN during and in connection with its performance of Services hereunder ("Confidential Information"), and hereby agrees not to disclose any Confidential Information to any third party and not to use any such Confidential Information for any purpose other than the performance of Services for CTN pursuant to this Agreement. All such Confidential Information and trade secrets are and shall remain the exclusive property of CTN and no license shall be granted or implied with respect to such Confidential Information by reason of Contractor's access to the same in connection with its performance of Services hereunder. Contractor hereby agrees that it shall not disclose, transfer, use, copy or allow access to any such Trade Secrets or Confidential Information to any agents or employees, except to such agents or employees (a) who require the access to such Trade Secrets and Confidential Information in order to give effect to CTN's rights hereunder and (b) who have bound themselves to respect and protect the confidentiality of the Trade Secrets and the Confidential Information. "Confidential Information" of a party means confidential data and confidential information relating to the business of such party which is or has been disclosed to the other party or of which the other party becomes aware as a consequence of or through its relationship with the disclosing party hereunder and which has value to the disclosing party and is not generally known to its competitors and which is designated by the disclosing party as confidential. Confidential Information shall not include any data or information that (i) has been voluntarily and with proper authorization disclosed to the general public by the disclosing party, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means. "Trade Secrets" of a party means the Confidential Information of such party, without regard to form, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Nothing in this agreement shall be construed to prohibit Contractor from providing any services, including but not limited to, consulting, marketing or strategy services, for any other competitors of CTN or its member companies.

13. Notices. All notices under this Agreement or with respect thereto shall be in writing and deemed received when delivered personally, by express courier service (i.e., Federal Express, DHL, etc.) or telefaxing to the addresses set forth herein, assuming the sender retains some confirmation of delivery. All notices mailed through the U.S. mail, postage pre-paid, first class, to the addresses set forth herein shall be deemed received the third business day after deposit in the U.S. mail. All notices to the parties shall be sent to the addresses set forth above and to the individual identified in the applicable POF as the "Contact" for each party.

14. Further documents. Contractor agrees to execute, deliver and/or file any and all further instruments, which CTN may deem necessary to carry out the purposes of this Agreement. If

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         Contractor fails to execute, deliver and/or file any such instruments within ten (10) days of such a request by CTN, Contractor hereby appoints CTN or CTN's designee as Contractor's attorney-in-fact (which appointment shall be deemed a power coupled with an interest) to execute, deliver and/or file all such documents. CTN agrees to appropriately remunerate Contractor if agreed to in writing prior to execution of such instruments if so necessary.

 15.     Miscellaneous Provisions

         a. Severability. In the event any provision of this Agreement shall be found to be contrary to any law or regulation of any federal, state or municipal administrative agency or body, the other provisions of this Agreement shall not be affected thereby but shall notwithstanding continue in full force and effect.

         b. Attorney's Fees. If any legal action or other proceeding is brought with respect to the subject matter of this Agreement, its enforcement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         c. Non-Waiver. No waiver by either party hereto of any breach or default by the other party shall be construed to be a waiver of any other breach or default by such other party. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which either party is entitled under this Agreement or otherwise, nor shall an election to terminate be deemed an election of remedies or a waiver of any claim for damages or otherwise.

         d. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings, whether oral or written, have been merged herein and are superseded hereby. This Agreement may not be altered or modified except in writing signed by both parties hereto. Without limiting the foregoing, it is specifically agreed that no terms contained on any payment documentation (regardless of origin) such as invoices, purchase orders, etc., shall in any way effect the terms of this Agreement.

         e. Governing Law. Regardless of the place of execution or performance, this Agreement and each POF executed hereunder shall be governed, construed and enforced in accordance with the laws of the State of Georgia applicable to agreements entered into and to be wholly performed therein, and Contractor hereby agrees to the exclusive jurisdiction of the courts of the State of Georgia and United States courts located in the State of Georgia in connection with any suit, action or proceeding brought by Contractor arising out of or related in any manner to this Agreement. Contractor agrees that the service of process by mail shall be effective service of same and that such service shall have the same effect as personal service within the State of Georgia and result in jurisdiction over Contractor in the appropriate forum in the State of Georgia.

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         f. Third Party Beneficiaries. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party whether referred to herein or not.

         g. Headings. Paragraph headings as used in this Agreement are for convenience only and are not a part hereof, and shall not be used in any manner to interpret or otherwise modify any provision of this Agreement.

         h. "CTN". As used herein, "CTN" shall also include CTN's member Companies, subsidiaries and parent, and its parent's subsidiaries, affiliates and related entities.

         i. "Persons". As used herein, the word "person" means any individual, firm, partnership, association, corporation or other entity.

         j. Survival. All representations, warranties and indemnities shall survive the execution, delivery, suspension, expiration and/or termination of this Agreement or any provision hereof.

16. Effectiveness. This Agreement shall not be effective until countersigned on behalf of CTN and delivered to Contractor.



         College Television Network         THINK new ideas, Atlanta
         ("CTN")                            ("CONTRACTOR")


         By:  /s/ Patrick Doran             By:  /s/ Chris Wilson
            ---------------------------        -------------------------------
         Title: Chief Financial Officer     Title: Director of Client Services
               ------------------------           ----------------------------

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                                    EXHIBIT A


          PROJECT ORDER FORM                   DATE:
          ------------------

          FROM: ___________________________    TO:   THINK new ideas, ATLANTA
                      (A CTN COMPANY)

          Contact: ________________________    Contact: ______________________

          Phone: __________________________    Phone: ________________________

          Fax: ____________________________    Fax: __________________________


          This Project Order Form ("POF") is entered into by and between the undersigned parties pursuant to the Interactive Services Agreement between College Television Network ("CTN") and Think new ideas, Atlanta ("Contractor") dated September 27, 1999 (the "Agreement"), which is incorporated herein by reference. Each section below must be completed in detail or specifically designated as not applicable. Additional pages should be attached as needed.

     1.   Contractor shall provide the following Services:

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     2.   The Deliverables shall consist of the following:

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     3.   The Deliverables shall be delivered according to the following schedule:

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     4.   Specify if the method or terms of delivery and acceptance differ from the Agreement:

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     5.   In full consideration for performance of all Services and all rights granted hereunder, Contractor shall receive payment in the total amount of $______________________, which shall be payable as follows:

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     6.   Specify any Third Party Content and/or Third Party Technology,
          including software or internet applications, to be incorporated into the Deliverables, and any and all restrictions or limitations pertaining thereto:

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     7.   Specify any terms for this Project that are in addition to or different from those contained in the Interactive Services Agreement:

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          CONTRACTOR                            _________________________
                                                NAME OF CTN COMPANY)


          By: ________________________          By: __________________________

          Title: _____________________          Title: _______________________

                                      A-11
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================================================================================
                           Exhibit A-Strategy Services
                                   Wetair.com
                                October 13, 1999
================================================================================

Scope of Work for Start-Up Services

Project Description:

1.   Strategy Development

The overall objective for this initial scope of work is to develop the strategic blueprints for creating a market defining Web presence for Wetair.com. The initial concepts presented in the THINK New Ideas, Inc. (THINK) proposal will be a key driver in defining the project.

THINK agrees to provide the services in the following categories to accomplish the above stated objective:

I.  Account Management

    a.  Provide account management services.

        1) Overall project and team coordination and reporting
        2) Inject and provide insight and expertise throughout the strategic blueprint stage
        3) Provide transition consistency and knowledge from the strategic blueprint phase through the following implementation stages of Wetair.com
        4) Scheduling and coordination of all internal and/or client meetings
        5) Coordination and management of all project relevant client review and/or approval processes
        6) Maintenance and distribution of all applicable project documentation
        7) Collection & management of all applicable content and/or other miscellaneous project requirements
        8) Overall management of project budget, production schedule and quality assurance
        9) Construct and launch Project Intranet with designated features and functionality, and distribute Intranet address to Wetair.com.

b. Retained Account Team. In order to best manage this initial stag in the strategic foundation building for Wetair.com, THINK will also provide the following Account Management team, with estimated percentages of their time between the official signing of this Exhibit A and December 31, 1999. If the project (as outlined in the Exhibit A) extends beyond the end of the year THINK will provide Wetair.com with a `change order' or a new Exhibit A for continued account management services. Once the strategic phase is complete, and implementation begins (sometime after the first of the year) a larger, dedicated account team will be needed.

         1)  Account Director - (15%)*
         2)  Senior Account Manager - (50%)*

     *(Estimated time percentages based upon a standard eight (8) hour workday.)

II.  Strategic Services

     The following provides a review of the specific strategic services THINK will provide in accordance with this Exhibit A. The strategic blueprint that THINK will construct for Wetair.com will build off of the previously submitted and approved strategy outlined in the original proposal to Wetair.com (see proposal for details) allowing for a modification of the THINKVision Strategy Development Process.

     THINK agrees to provide the services in the following categories to accomplish the above stated objective:

    a.  Provide Internet strategy consulting services.

        1)  Kick Off Meeting and Kick Off Presentation
        2)  Available Research review
        3)  Available Technology Environment review
        4) Participation in Round Table Strategy Sessions with Wetair.com and partners
        5)  Discovery Findings Presentation
        6)  Strategic Blueprint Presentation
            o  Identify key Go-To-Market issues
            o  Assess Resource Needs
            o  Implementation Launch planning
            o  Identify Linkages
            o User Content Submission strategies, gathering and distribution, and ongoing management
        7)  High Level Information Architecture
            o  Organization
            o  Labeling
            o  Naming
            o  Indexing
        8)  Launch Plan
        9) Leadership of other team members in Strategy Development, e.g. Dennis Interactive, Monumental, Fatwire, etc.
       10)  Functional Specifications
            o  Transfer, i.e. Tempest
            o  Content management
            o  Personalization
            o  Ad banner management
            o  Membership database

   b. Retained Strategy Team. In order to best manage this initial stag in the strategic foundation building for Wetair.com, THINK will provide the following Strategic team, with estimated percentages of their time between the official signing of this Exhibit A and November 30, 1999. If the project (as outlined in the Exhibit A) extends beyond the end of the year THINK will provide Wetair.com with a `change order' or an new Exhibit A for continued strategic planning services.

       1)  Director, Strategic Planning, Gib Fenning - (20%)*
       2)  Associate Director, Strategy & Technology, Paul Goggin - (20%)*
       3)  Senior Strategist - (60%)*
       4)  Director, Technology - (20%)*
       5)  Technology Strategist - (2x75% for 6weeks)
       6)  Information Architect - (100% for 6weeks)

*(Estimated time percentages based upon a standard eight (8) hour workday.)

2.  Service Fees

    Upon signing of this Exhibit A, THINK will be paid half, and the other half at the end of the engagement (November 30,999).


         Account Management                    $ 40,000

         Strategic Service                     $200,000


------------------------------------------------------------------------------
         Total for Project                     $240,000.00
------------------------------------------------------------------------------

THINK New Ideas reserves the right to adjust cost estimates accordingly based on any unforeseen circumstances, adjustments or addition of content not previously agreed upon. All outcosts (i.e. out-of-pocket expenses) including, but not limited to the following: travel, couriers, shipping, color copies, disks and scanning will be billed to the client separately as incurred.

This contract is only valid for 30 days from the date indicated above. After 30 days, THINK New Ideas will consider this estimate null and void and reserves the right to submit an updated estimate.


Wetair.com Signature: Daniel Davenport        THINK Signature: Chris Wilson
                      ----------------                         ----------------
Date: October 13, 1999                        Date: October 13, 1999
      -------------------                           -------------------

================================================================================
                            Exhibit A-Design Services
                          Brand Development - Wetair.com
                                October 13, 1999
================================================================================

I. Wetair.com Brand Development: THINK will be creating an environment that will serve as a catalyst for the evolution of the Wetair.com brand. The brand identity of this online enterprise will be largely experiential therefore the development needs to include both graphic identity tools and a demo web site for proof of concept testing.

         a)  Wetair.com Graphic Identity:

             1) Concept Development of marks and taglines
                 o Initial Concept Development Design/Copy writing
                 o Client Revisions
                 o Approval of  Test Candidate Concepts
                 o Comp Construction

             2) Production of Graphic Asset and Media
                  1)  Usage Survey and Identification
                      of Media Specific Deliverables
                  2)  Scheduling
                  3)  Graphic Production
                  4)  Media Production


         b)  Wetair.com Demo Site:
             THINK will create a 6-10 page proof of concept demo site that will convey the essence of the Wetair.com user experience. Functionality will include the ability to view streaming video and mp3's.

                  Wetair.com Demo:
                  1)  Demo Site Map and Design development
                  2)  2 Client Revisions
                  3)  Content and Asset inventory and creation
                  4)  Client approvals
                  5)  Production and Site construction
                  6)  Internal Beta Review
                  7)  Client Beta Review
                  8)  Additional Revisions
                  9)  Final Approval

         c)  Wetair.com Content Submission Site:
                  1) THINK will prepare, design, and code a "content submission site" for the purposes of gathering content for the eventual site, pre-launch.
                  2) Site will be live in time for the LINK magazine November-December issue which will have advertisement included with active url.
                  3)  THINK will design advertisement for LINK magazine.

II. Concept Testing: The scheduled CTN/Mentos Tour/Festivals will provide an excellent environment to test the validity of the Wetair.com concept and functionality with the target users. THINK will use this opportunity to gather user input concerning messaging, graphic look, usability and navigation.

o Demo will be performed on-site in a "non-live" environment (i.e. CD-ROM, etc.)
o     THINK team members will not be on-site during concept testing

III.  Service Fees

Upon signing of this Exhibit A, THINK will be paid half, and the other half at the end of the engagement (November 30,999).


         Design and Brand Development Services:               $70,000


================================================================================


THINK New Ideas reserves the right to adjust cost estimates accordingly based on any unforeseen circumstances, adjustments or addition of content not previously agreed. All outcosts (i.e. out-of-pocket expenses) including, but not limited to the following: travel, couriers, shipping, color copies, disks and scanning will be billed to the client separately as incurred. All such items will be submitted for approval by Wetair.com prior to expenditure.

This contract overwrites any previously submitted contracts or proposals and is only valid for 30 days from the date indicated above. After 30 days, THINK New Ideas will consider this estimate null and void and reserves the right to submit an updated estimate.


Wetair.com Signature: /s/ Daniel Davenport   Agency Signature: /s/ Chris Wilson
                      --------------------                     -----------------

Date: October 13, 1999                       Date: October 13, 1999
      --------------------                         --------------------

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